EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-109048) and Forms S-8 (No. 33-60149, No. 33-60147, No. 33-24553, No. 33-6150, No. 33-44881 and No. 333-112544) of Church & Dwight Co., Inc. of our report dated February 25, 2004 relating to the financial statements of the Oral Care Business of Unilever Home & Personal Care North America, which appears in the Current Report on Form 8-K/A of Church & Dwight Co., Inc. dated March 1, 2004.

PricewaterhouseCoopers LLP

Stamford, CT

March 1, 2004

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